                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           LaSalle Hotel Properties
                        4800 Montgomery Lane, Suite M25
                           Bethesda, Maryland 20814

                          --------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on May 16, 2001

                          --------------------------

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of LaSalle Hotel Properties (the "Company") will be held on Wednesday, May 16, 2001 at 8:00 a.m. at the Hyatt Hotel, One Bethesda Metro Center, Bethesda, Maryland, 20814, for the following purposes:

     1. To elect three Class III trustees of the Company to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To ratify the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001;

     3. To approve an amendment to the Company's 1998 Share Option and Incentive Plan, as amended; and

     4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Trustees has fixed the close of business on March 14, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                              By Order of the Board of Trustees


                              Hans S. Weger
                              Secretary

Bethesda, Maryland
March 31, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            LaSalle Hotel Properties
                        4800 Montgomery Lane, Suite M25
                           Bethesda, Maryland  20814

                              ------------------
                                PROXY STATEMENT
                              ------------------

                  FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 16, 2001

                              ------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of LaSalle Hotel Properties (the "Company") for use at the 2001 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 16, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, Shareholders will be asked to vote upon:

     (1)  the election of three Class III trustees of the Company,

     (2) to ratify the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001,

     (3) to approve an amendment to the Company's 1998 Stock Option and Incentive Plan, as amended; and

     (4)  to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being sent to shareholders on or about March 31, 2001. The Board of Trustees has fixed the close of business on March 14, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 18,250,024 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the Record Date will be entitled to one vote for each Common Share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the Class III trustees. The affirmative vote of the holders of a majority of the Common Shares cast at the Annual Meeting at which a quorum is present is required for the ratification of the Company's auditors. Abstentions and broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will have no effect on the voting with respect to the election of the Class III Trustees and the ratification of the Company's auditors, but will be counted for purposes of determining whether a quorum is present.

     Shareholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Common Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the three nominees for Class III trustees of the Company named in this Proxy Statement and FOR ratification of the Board of Trustees' selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 2000 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2000, has been mailed to shareholders with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1:  ELECTION OF TRUSTEES

     The Board of Trustees of the Company consists of seven members and is divided into three classes, with the trustees in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of shareholders. If all Class III trustees are elected at the Annual Meeting, the Board of Trustees will consist of seven members.

     At the Annual Meeting, three trustees will be elected to serve until the 2004 Annual Meeting and until his successor is duly elected and qualified. The Board of Trustees has nominated Messrs. George F. Little, II, Donald S. Perkins and Stuart L. Scott to serve as the Class III trustees (the "Nominees"). Each nominee is currently serving as a Class III trustee of the Company. The Board of Trustees anticipates that each nominee will serve, if elected, as trustee. However, if such persons nominated by the Board of Trustees are unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.

The Board of Trustees recommends a vote FOR the Nominees.

Information Regarding the Nominees and Trustees

     The following table and biographical descriptions set forth certain information with respect to the Nominees for election as Class III trustees at the Annual Meeting, the continuing trustees whose terms expire at the annual meetings of shareholders in 2002 and 2003 and the executive officers who are not trustees, based upon information furnished to the Company by each trustee and executive officer.

                                                                                  Amount and Nature
                                                                                    of Beneficial
                                                                      Trustee        Ownership of             Percent
      Name                                                    Age      Since       Common Shares (1)       of Class (2)
-----------------------------------------------------------------------------------------------------------------------
Class I Continuing Trustees (Term to Expire in 2002)
Jon E. Bortz                                                  44       1998               353,434               1.92
Donald A. Washburn                                            56       1998               179,203                 *
Class II Continuing Trustees
   (Term to Expire 2003)
Darryl Hartley-Leonard                                        55       1998                12,244                 *
William S. McCalmont                                          45        N/A                 7,921                 *
Class III Nominees for Election at 2001 Annual Meeting
   (Term Expires 2004)
George F. Little, II                                          51       1998                12,353                 *
Donald S. Perkins                                             74       1998                20,985                 *
Stuart L. Scott                                               62       1998               128,330                 *

Class I Continuing Trustees---Term to Expire in 2002

     Jon E. Bortz has served as Chairman of the Company's Board of Trustees since January 1, 2001, a trustee of the Company since 1998 and has been President and Chief Executive Officer of the Company since its formation. Mr. Bortz is also a member of the Company's Investment Committee. Until December 31, 2000, Mr. Bortz was Chairman of the Board of Directors and Chief Executive Officer of LaSalle Hotel Advisors, Inc. (the "Advisor"). Mr. Bortz founded the Hotel Group of Jones Lang LaSalle Incorporated ("Jones Lang LaSalle"), and as President, oversaw all of Jones Lang LaSalle's hotel investment and development activities. From January 1995 as Managing Director of Jones Lang LaSalle's Investment Advisory Division, Mr. Bortz was also responsible for certain east coast development projects, including the redevelopment of Grand Central Terminal in New York City. From January 1990 to January 1995, he was a Senior Vice President of Jones Lang LaSalle's Investment Division, with responsibility for east coast development projects and workouts. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and became a Certified Public Accountant in Maryland in 1979.

     Donald A. Washburn has served as a trustee of the Company since 1998. Mr. Washburn is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. Mr. Washburn is a retired Executive Vice President Northwest Airlines, Inc. ("Northwest") and Chairman and President-Northwest Cargo, Inc. Mr. Washburn joined Northwest in 1990 and served in a number of capacities, including Executive Vice President-Customer Service and Operations. Prior to joining Northwest, Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn is a director of Princess House, Inc. and vTraction, Inc. Mr. Washburn graduated from Loyola University of Chicago, J.L. Kellogg Graduate School of Management at Northwestern University and the Northwestern University School of Law.

Class II Continuing Trustees---Term to Expire in 2003

----------------
*  Less than one percent.
(1) All information has been determined as of March 14, 2001. For purposes of this table a person is deemed to have "beneficial ownership" of the number of Common Shares that such person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days or the redemption of units (the "Units") of limited partnership interest in LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") (assuming the Company elects to issue Common Shares rather than pay cash upon such redemption). See "Executive Compensation" for a discussion of the vesting of stock options granted to trustees and officers. Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, after April 29, 1999 the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, Common Shares.
(2) For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days, or redemption of Units is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

     Darryl Hartley-Leonard has served as a trustee of the Company since 1998. Mr. Hartley-Leonard is also a member of the Company's Investment Committee. Mr. Hartley-Leonard is a private investor. Mr. Hartley-Leonard is Chairman and CEO of PGI (an event production agency). Retired Chairman of the Board, President and Chief Executive/Chief Operating Officer of Hyatt Hotels Corporation. Mr. Hartley-Leonard is a director of Jones Lang LaSalle. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

     William S. McCalmont has served as a trustee since May, 2000. Mr. McCalmont is a member of the Audit Committee and the Compensation, Contract and Governance Committee. Mr. McCalmont is the Chief Financial Officer of HQ Global Workplaces. From 1999 until June 2000, Mr. McCalmont served as the Interim President and Chief Executive Officer of La Quinta Inns, Inc. Prior to that position, Mr. McCalmont was Senior Vice President and Chief Financial Officer of La Quinta. From 1996 to 1997, Mr. McCalmont was Senior Vice President, Chief Financial Officer and Treasurer of FelCor Suite Hotels, Inc. For approximately 12 years prior to joining FelCor, Mr. McCalmont had been employed in various positions with The Promus Companies Incorporated and with Harrah's Entertainment, Inc., which was created as a result of the spin-off of Promus Hotel Corporation; from 1991 to 1996, Mr. McCalmont was Vice President and Treasurer of Harrah's. Mr. McCalmont holds a B.A. from Rollins College and a MBA from Carnegie-Mellon University. Mr. McCalmont is also a Chartered Financial Analyst.

Class III Nominees for Election at 2001 Annual Meeting--Term to Expire in 2004

     George F. Little, II has served as a trustee of the Company since 1998. Mr. Little is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. Mr. Little is the President and Chief Operating Officer of George Little Management, Inc. (a privately owned trade show management company), where he has been employed since 1971. Mr. Little is a member of the New York State and National Chapters of the International Association of Exposition Managers and the Society of Independent Show Organizers. Mr. Little holds a B.A. from Hamilton College.

     Donald S. Perkins has served as a trustee of the Company since 1998. Mr. Perkins is also a member of the Company's Audit Committee and Compensation, Contract and Governance Committee. He is the retired Chairman of the Board and Chief Executive Officer of Jewel Companies, Inc. (diversified retailer) (1970-
1980). In 1995, Mr. Perkins served as Non-Executive Chairman of Kmart Corp. Mr. Perkins is a director of Aon Corporation, Cantilever Technologies LLC, LaSalle Street Fund, Inc., LaSalle U.S. Realty Income and Growth Fund, Inc., LaSalle U.S. Realty Income and Growth Fund II, Inc., Luminant Worldwide Corporation, Nanophase Technologies Corporation and Parson Group LLC. Mr. Perkins graduated from Yale University and Harvard Business School.

     Stuart L. Scott served as Chairman of the Company's Board of Trustees since 1998 until December 31, 2000, a Trustee since 1998 and was a member of the Board of Directors of the Advisor. Mr. Scott is also a member of the Company's Investment Committee. Mr. Scott is the Chairman of the Board of Directors and Chief Executive Officer of Jones Lang LaSalle and was the Chairman of the Board of Directors and Chief Executive Officer of LaSalle Partners Incorporated and its predecessor entities since December 1992. Mr. Scott is a director and member of the Compensation Committee of Hartmarx Corporation (a clothing manufacturing company). Mr. Scott holds a B.A. from Hamilton College and a J.D. from Northwestern University.

Executive Officers Who Are Not Trustees

     Michael D. Barnello has served as Chief Operating Officer and Executive Vice President of Acquisitions of the Company since its formation and President of LaSalle Hotel Lessee, Inc. Until December 31, 2000, he was Chief Operating Officer of the Advisor responsible for hotel acquisitions and advisory activities. Mr. Barnello joined Jones Lang LaSalle in April 1995 as a Vice President. Prior to April 1995, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management since 1990. Concurrently, Mr. Barnello was a Vice President at Stone-Levy LLC, an affiliate of Strategic Realty Partners, where he was responsible for hotel acquisitions. Mr. Barnello holds a B.S. in Hotel Administration from the Cornell School of Hotel Administration. Mr. Barnello is 35 years old.

     Hans S. Weger has served as Chief Financial Officer, Executive Vice President, and Treasurer of the Company since August 1998. Until December 31, 2000, he was Chief Financial Officer and Treasurer of the Advisor. Mr. Weger has also served as Secretary of the Company since October 1999. Mr. Weger is responsible for all financial, accounting, human resources and information technology activities. Prior to joining the Company, Mr. Weger served as Vice President and Treasurer for La Quinta where he was responsible for all financing activities and played a major role in the merger with Meditrust Corporation. From 1992 until 1997, Mr. Weger served in various management roles with Harrah's where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger serves on the Advisory Council for the University of Southern Mississippi Business School. Mr. Weger holds a B.S. in finance from the University of Southern Mississippi and a MBA from the University of Chicago. Mr. Weger is 37 years old.

The Board of Trustees and Its Committees

     The Company is managed by a seven member Board of Trustees, a majority of whom are independent of the Company's management. The Board of Trustees held six meetings during fiscal year 2000. Each of the trustees attended 100% of the total number of meetings of the Board of Trustees and of the committees of the Company of which he was a member during 2000.

     Audit Committee. The Audit Committee, which consists of George F. Little, II, William S. McCalmont, Donald S. Perkins and Donald A. Washburn, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's and the Advisor's internal accounting controls. Additionally, the Audit Committee is responsible for monitoring the Company's procedures for compliance with the rules for taxation as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986 (the "Code"). Mr. Perkins serves as the Chairman of the Audit Committee. The Audit Committee has adopted a written audit charter that outlines certain specified responsibilities of the audit committee and complies with recently enacted rules of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange ("NYSE"). The Audit Committee held five meetings during fiscal year 2000.

     Compensation, Contract and Governance Committee. The Compensation, Contract and Governance Committee, which consists of George F. Little, II, William S. McCalmont, Donald S. Perkins and Donald A. Washburn annually reviews the performance of the Advisor under the Advisory Agreement between the Company and the Advisor (the "Advisory Agreement"), evaluates and determines the appropriateness of the compensation arrangement of the Advisor at the time of the renewal of the Advisory Agreement, determines the appropriateness of the renewal of the Advisory Agreement and administers the Company's 1998 Share Option and Incentive Plan. Additionally, the Compensation, Contract and Governance Committee is responsible for reviewing any transactions that involve potential conflicts of interest. Mr. Washburn serves as the Chairman of the Compensation, Contract and Governance Committee. The Compensation, Contract and Governance Committee held four meetings during fiscal year 2000. Members of this Committee also acted as a Board appointed special committee to negotiate the terms of the early termination of the Advisory Agreement.

     The Board of Trustees does not have a standing nominating committee. The full Board of Trustees performs the functions of such a committee.

Trustee Compensation for the Year 2000

     Each trustee who is not an employee of or affiliated with the Advisor received an annual fee of $20,000 for the year 2000. In addition, each such trustee also received $1,000 for attendance at each meeting of the Company's Board of Trustees and $500 for attendance at each meeting of a committee of the Company's Board (at a time other than a Board meeting) of which such trustee is a member. In the event that special telephonic board meetings are held, a fee of $500 is paid for such meetings. The annual retainer fee is paid to such trustees 50% in cash and 50% in Common Shares. Each trustee may elect to receive, in lieu of the cash portion of the annual retainer, compensation in the form of grants of Common Shares. Meeting fees are paid in cash. In addition, the Company reimbursed trustees for their out-of-pocket expenses incurred in connection with their service on the Board of

Trustees. In addition, each trustee who is not an employee of the Company elected to the Board of Trustees for the first time receives an initial grant of options to purchase 5,000 Common Shares at fair market value on the date of grant. In addition, each trustee who is not an employee of the Company receives an annual grant of options to purchase 1,000 Common Shares for each year during such trustee's term. Any trustee who ceases to be a trustee will forfeit the right to receive any options not previously vested. As additional compensation for his assistance to the Company on the Investment Committee, Mr. Hartley-Leonard received 4,000 additional options to purchase. Common Shares of the Company at an exercise price of $13.89 per share.

        PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Trustees of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of this appointment by the shareholders of the Company. KPMG LLP has served as the Company's independent auditors since the Company's formation in January 1998 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                                FEE DISCLOSURE

     Audit Fees

     The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $141,500.

     Financial Information Systems Design and Implementation Fees

     KPMG LLP did not perform any services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees

     The aggregate fees billed by KPMG LLP for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were approximately $145,300.

     A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The Board of Trustees recommends a vote for the ratification of the selection of the independent auditors.

                            AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Trustees, in accordance with the "Audit Committee Charter," a copy of which appears as Exhibit A to this annual proxy statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     SUBMITTED BY THE AUDIT COMMITTEE

     OF THE BOARD OF TRUSTEES

     Donald S. Perkins (Chairman)

     George F. Little II

     William S. McCalmont

     Donald A. Washburn

     PROPOSAL 3: APPROVAL OF AMENDMENT TO THE AMENDED 1998 SHARE OPTION AND INCENTIVE PLAN, AS AMENDED.

     The Company's 1998 Share Option and Incentive Plan, as amended ("1998 Share Option and Incentive Plan") was adopted at the time of the IPO in order to provide a means for the Company to implement its long-term incentive program for executive officers and trustees, as well as to provide incentives for other officers and employees of the Advisor. The Company's objective in providing these incentives is to attract, retain and motivate talented people that will maximize shareholder value. The 1998 Share Option and Incentive Plan remained in effect after the termination of the Advisory Agreement and will be used to reward the direct employees of the Company in the future.

     In order to ensure that the Company can continue the broad-based application of its long-term incentive program, the Board of Trustees has amended the 1998 Share Option and Incentive Plan. The 1998 Share Option and Incentive Plan, as amended, increases the minimum number of shares that may be issued to any one employee from 100,000 shares to 500,000 shares and increases the aggregate number of shares that may be issued under the plan from 1,500,000 shares to 1,900,000 shares. The 1998 Share Option and Incentive Plan, as amended, is otherwise the same.

     The following is a description of the Amended 1998 Stock Option and Incentive Plan:

     The Amended 1998 Share Option and Incentive Plan authorizes (i) the grant of share options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) the grant of share options that do not so qualify ("NQSQs"), (iii) the grant of share options in lieu of cash Trustees' fees and employee bonuses, and (iv) grants of shares, in lieu of cash compensation. The exercise price of stock options is determined by the Compensation, Contract and Governance Committee, but may not be less than 100% of the fair market value of the Common Shares on the date of grant in the case of ISO's; provided that, in the case of grants of NQSQs granted in lieu of cash Trustees' fees and employee bonuses, the exercise price may not be less than 50% of the fair market value of the shares on the date of grant.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED 1998 STOCK OPTION AND INCENTIVE PLAN. The following is a brief summary of the principal Federal income tax consequences of awards under the Amended 1998 Stock Option and Incentive Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the Common Shares and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of Common Shares acquired through the exercise of an ISO in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such shares, and such gain will be taxable as gain from the sale of a capital asset.

     The Company will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying Common Shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Common Shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

     If NQSQs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Common Shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

     The Board of Trustees Recommends a vote for the approval of the amendment to the 1998 Stock Option and Incentive Plan, as amended.

                            EXECUTIVE COMPENSATION

     During the year 2000, the Company did not have any employees; services which otherwise would be provided by employees were performed by the Advisor. Payments by the Company to the Advisor for services during the fiscal year ended December 31, 2000 are described in "Certain Relationships and Related Transactions."

     The following table provides summary compensation information for executive officers of the Company since the Company's formation in 1998:

                         Summary Compensation Table (1)

                                                                 Annual Compensation
                                          ---------------------------------------------------------------
                                                                                Long Term    All Other
   Name                                      Year    Salary ($)  Bonuses ($)   Options (2)      ($)
 --------------------------------------------------------------------------------------------------------
   Jon E. Bortz                              2000       None        None          54,000        None
      President, Chief Executive Officer     1999       None        None          56,000        None
      and Trustee                            1998       None        None            None        None


   Michael D. Barnello                       2000       None        None          29,000        None
      Chief  Operating Officer and           1999       None        None          28,000        None
      Executive Vice President of            1998       None        None            None        None
      Acquisitions

   Hans S. Weger                             2000       None        None          29,000        None

----------------
(1) Except with respect to incentive share awards, the Company has not paid compensation to its executive officers. The Advisor, which conducted the day-to-day operations of the Company during 2000, 1999 and 1998, compensated Messrs. Bortz, Weger and Barnello in connection with their services to the Advisor and to the Company. Effective January 1, 2001, the Advisory Agreement with the Advisor was terminated and each executive officer became an employee of the Company.

(2) As of December 31, 2000, options to purchase a total of 291,700 Common Shares have been granted to trustees and executive officers of the Company, including options to purchase 249,000 Common Shares granted to the executive officers.

   Executive Vice President, Treasurer       1999  None        None               18,000        None
   Chief Financial Officer and Secretary     1998  None        None               35,000        None

     The following table sets forth the options granted with respect to the fiscal year ended December 31, 2000 to the Company's executive officers.

                       Option Grants in Fiscal Year 2000

                                                               Percent of
                                                 Number of    Total Options                             Potential Realizable Value
                                                Securities     Granted to      Exercise                  at Assumed Annual Rates
                                                underlying    Employees of    Price per                of Share Price Appreciation
                                                  Options      the Advisor      Common    Expiration       For Option Term (3)
Name                                            Granted (1)  in Fiscal Year   Share (2)      Date         5% (4)        10% (5)
----------------------------------------------------------------------------------------------------------------------------------
Jon E. Bortz                                      54,000          36.0%         11.63      1/18/07       $255,420       $595,620
Michael D. Barnello                               29,000          19.3%         11.63      1/18/07       $137,170       $319,870
Hans S. Weger                                     29,000          19.3%         11.63      1/18/07       $137,170       $319,870

     No options were exercised in 2000. The following table sets forth the value of options held at the end of 2000 by the Company's executive officers.

                 Aggregated Fiscal Year-End 2000 Option Values

                                          Number of Shares               Value of Unexercised
                                       Underlying Unexercised            in-the-Money Options
                                    Options at Fiscal Year-End (6)     at Fiscal Year-End ($) (6)
Name                                  Exercisable/Unexercisable        Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------
Jon E. Bortz (7)                             64,667/83,333                   $50,214/$100,426
Michael D. Barnello (7)                      40,334/49,666                   $25,108/$50,212
Hans S. Weger                                29,334/52,666                   $41,108/$44,762

----------------
(1) All options are granted at the fair market value of the Common Shares at the date of grant. These options will vest in three equal annual installments (rounded to the nearest whole share) over three years and have a seven year term.
(2) The exercise price for the grant of options on January 18, 2000 was based on the average closing price for the preceding ten trading days of $11.63 per Common Share.
(3) In accordance with the rules of the SEC, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of the Common Shares, which would benefit all shareholders.
(4) An annual compound share price appreciation of 5% from the price of $11.63 per Common Share yields a price of $16.36 per Common Share.
(5) An annual compound share price appreciation of 10% from the price of $11.63 per Common Share yields a price of $22.66 per Common Share.
(6) The value of unexercised in-the-money options at fiscal year-end is based on the fair market value for Common Shares of $15.88 per Common Share, as of December 31, 2000.
(7) Includes 93,000 options and 62,000 options granted by the Advisor to Mr. Bortz and Mr. Barnello, respectively.

Report on Compensation

     The following is a report by the Company's Compensation, Contract and Governance Committee regarding the Company's compensation objectives, share option program and the compensation of the Advisor for the year 2000.

     Compensation Objectives. During the year 2000, the executive officers of the Company were employees of the Advisor and leased to the Company pursuant to the terms of an Employee Lease Agreement, for an annual payment to the Advisor of $3 million. As a result, the executive officers of the Company received their salary compensation from the Advisor. However, the Company became self-managed effective as of January 1, 2001 with all employees of the Advisor becoming the employees of the Company as of that date. As a result, this Committee will have the responsibility for overseeing the year 2001 compensation for the Company's Executive Officers.

     The Trustees through incentive share and option awards also wished to establish a vehicle which would on a longer term basis, among other things, (a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholders and investor relations and communications, which fall outside of the services covered by the Advisory Agreement. In granting incentive share and option awards, the Trustees considered factors such as the amount and terms of restricted Common Shares and Options previously granted to executive officers and the importance and complexity of the duties performed by executive officers on behalf of the Company. To further promote continuity of management, the Trustees may impose vesting restrictions or other conditions on the granted Common Shares, as they did in 1998, 1999 and 2000, by imposing a three year prorata vesting on options issued.

     Proceedings of the Compensation, Contract and Governance Committee. During the year 2000, the Compensation, Contract and Governance Committee determined only that part of the compensation for the Company's executive officers which could be awarded under the 1998 Share Option and Incentive Plan. The Company did not determine the compensation paid by the Advisor to its employees. However, the Compensation, Contract and Governance Committee reviewed and approved the amounts paid by the Advisor to the employees. The Compensation, Contract and Governance Committee is comprised of four nonemployee trustees, George F. Little, II, William S. McCalmont, Donald S. Perkins and Donald A. Washburn. Final compensation determinations were made after the end of the fiscal year. At that time, option rights, appreciation rights and restricted share award grants, if any, are made.

     Long-Term Incentives. Long-term incentives are provided to key employees of, and consultants and other service providers to, the Company, its subsidiaries and advisors through grants of option rights, appreciation rights and restricted share awards. Incentives may also be awarded directly to the Advisor, in addition to amounts payable to the Advisor under the Advisory Agreement. The grants of such rights and awards were intended to align the executives' and the Advisor's long-term objectives with those of the Company's shareholders. The 1998 Share Option and Incentive Plan is administered by the Compensation, Contract and Governance Committee, which has the discretion to determine those individuals or entities to whom option rights, appreciation rights and restricted share awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's shareholders. The Compensation, Contract and Governance Committee's policy with respect to
Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 2000 that would be subject to the limitations set forth in Section 162(m).

                              Submitted by the Compensation, Contract and Governance Committee of the Board of Trustees

                              Donald A. Washburn (Chairman)
                              George F. Little, II
                              William S. McCalmont
                              Donald S. Perkins

                            SHARE PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total shareholder return on the Common Shares from the IPO price to the NYSE closing price per share on December 31, 2000 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the National Association of Real Estate Investment Trusts Total Return Index ("NRIXTR"). Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Share IPO on April 29, 1998 and in the S&P 500 and the NRIXTR Index on April 30, 1998 and (ii) reinvestment of dividends.

                             [GRAPH APPEARS HERE]

     The actual returns shown on the graph above are as follows:


                                 Initial        Value of initial      Value of initial     Value of initial
                              investment at       investment at         investment at        investment at
Name                            12/31/1998      December 31, 1998     December 31, 1999     December 31, 2000
-------------------------------------------------------------------------------------------------------------
LaSalle Hotel Properties         $100.00              $ 62.63              $ 78.10               $112.45
S&P 500 Index                    $100.00              $111.71              $135.23               $122.92
NRIXTR Index                     $100.00              $ 84.33              $ 78.87               $ 99.29

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

     The following table sets forth the beneficial ownership of Common Shares for (i) each shareholder of the Company holding more than a 5% beneficial interest in the Company based upon filings made with the securities and exchange commission (ii) each executive officer of the Company who is not a trustee of the Company and (iii) the trustees and executive officers of the Company as a group as of March 14, 2001, unless indicated otherwise below. Share ownership of the Trustees of the Company appears under the heading "Information Regarding the Nominees and Trustees" in this Proxy Statement.

                                                                           Common Shares
                                                                      Beneficially Owned (1)
                                                              ---------------------------------------
    Name of Beneficial Owner                                        Number          Percent of Total
 ----------------------------------------------------------------------------------------------------
   Shimon Topor (2)                                                2,228,219              10.88
   Michael Steinhardt (2)                                          2,228,219              10.88
   Capital Growth Management Limited Partnership (3)               1,147,000               6.28
   Liberty Wanger Asset Management, L.P. (4)                       1,464,000               8.02
   T. Rowe Price (5)                                               1,646,100               9.70
   Michael D. Barnello (6)                                           116,192                  *
   Hans S. Weger (6)                                                  72,501                  *
   All trustees and executive officers as a group (8 persons)      1,079,434               6.20

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and trustees, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, trustees and 10% Holders were satisfied.

_____________________

*    Less than one percent.
(1) The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(2) The business address for this shareholder is 650 Madison Avenue, 17th Floor, New York, New York 10022. Messrs. Topor and Steinhardt share the right to direct the voting and investment of Common Shares and Units by virtue of their direct and indirect common control of various entities holding the Common Shares and Units.
(3) The business address for this shareholder is One International Place, Boston, Massachusetts 02110. Pursuant to a Schedule 13G filed with the SEC, as of February 2, 2000, this shareholder may have direct or indirect voting and/or investment discretion over these Common Shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This shareholder is reporting the combined holdings of the entities for the purpose of administrative convenience.
(4) The business address for this shareholder is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Pursuant to a Schedule 13G filed with the SEC, as of February 11, 2000, this shareholder may have direct or indirect voting and/or investment discretion over these Common Shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This shareholder is reporting the combined holdings of the entities for the purpose of administrative convenience.
(5) The business address for this shareholder is 100 East Pratt Street, Baltimore, Maryland 21202.
(6) The business address for this shareholder is 4800 Montgomery Lane, Suite M25, Bethesda, Maryland 20814.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliated Lessee

     LaSalle Hotel Lessee, Inc. (the "Affiliated Lessee") serves as lessee for hotels for which the hotel's operator declined on account of internal policy reasons to serve as lessee. Until December 31, 2000, the Affiliated Lessee was owned 45.5% by Jones Lang LaSalle, 45.5% by LPI Charities (a charitable corporation formed by Jones Lang LaSalle through which it conducts charitable fund raising activities) and 9% by the Company. For the year ended December 31, 2000, the Affiliated Lessee leased four of the Company's hotels under participating leases pursuant to which the Affiliated Lessee paid an aggregate of $30,963,265 to the Company. As of January 1, 2001, the Affiliated Lessee became a wholly owned indirect subsidiary of the Company.

Advisory Arrangement

     During the year 2000, the Advisor provided acquisition, management, advisory and administrative services to the Company pursuant to an Advisory Agreement. The Advisor also leases employees to the Company pursuant to the Employee Lease Agreement (the "Employee Lease Agreement"). Each agreement was subject to successive, automatic one-year renewals unless terminated according to their terms. The Advisory Agreement and the Employee Lease Agreement were terminated by agreement between the Company and the Advisor effective December 31, 2000.

Compensation

     For its services under the Advisory Agreement, the Advisor receives an annual base fee minus $3.0 million attributable to payment under the Employee Lease Agreement, payable quarterly, to be paid in cash based upon the Company's net operating income ("NOI") as defined below, in accordance with the following schedule:

            Incremental NOI of Company
---------------------------------------------------
From                        Up to but excluding                                    Base Fee %
----------------------------------------------------------------------------------------------------------
$       0                         $100,000                                          5.0%
$ 100,000                         $225,000                            An additional 4.8% on such increment
$ 225,000                         $350,000                            An additional 4.6% on such increment
$ 350,000                         $475,000                            An additional 4.4% on such increment
$ 475,000                         $600,000                            An additional 4.2% on such increment
$ 600,000                       Any excess                            An additional 4.0% on such increment

     In addition, an annual incentive advisory fee is payable each year in arrears equal to 25% of the result of multiplying (A) the amount by which the actual increase in FFO/1/ per share, if any, for each calendar year (each a "Measurement Year") as compared to FFO per share for the previous year (the "Prior Year"), exceeds an increase of 7% per annum in FFO per share for the Prior Year by (B) weighted average Common Shares and Units outstanding for the Measurement Year. For example, if the Prior Year FFO per share equaled $0.60 and the FFO per share for the Measurement Year equals $0.68, the incentive advisory fee for the Measurement Year would be calculated as follows: 25% of (A) the FFO per share growth rate above 7% for the Measurement Year, in this example, $0.68 minus the product of $0.60 multiplied by 1.07, multiplied by (B) the weighted average of Common Shares and Units outstanding for the Measurement Year.

________________________

1 "FFO" or Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income applicable to common shareholders (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures.

     Payment of the Incentive Fee is made in the Company's Common Shares and Units and/or in cash at the Company's discretion. The number of Common Shares and Units is the whole number of shares equal to the value of the Incentive Fee divided by the average closing price of the Common Shares on the NYSE during the Measurement Year. For the year ending December 31, 2000, the Base Fee paid to the Advisor was $715,000, the Employee Lease payment was $3 million and the incentive fee was $125,000. For purposes of the Advisory Agreement, NOI for any period means total revenues (excluding gains or losses from the sale of Company assets, or any refinancings thereof) applicable to such period, less the operating expenses applicable to such period (excluding advisory fees payable hereunder to the Advisor, and excluding amounts attributable to depreciation and amortization, or reserves for bad debts, or interest expense or other similar non-cash items or reserves) after adjustment for unconsolidated partnerships and joint ventures and before adjustment for minority interest in the Operating Partnership.

Termination

     The Advisory Agreement was terminable for cause, by the mutual consent of the Advisor and the Company, or by notice from the Company given at least 180 days prior to the expiration of the term. The Advisor is not entitled to any termination fees or penalties if the Advisory Agreement was terminated in accordance with its terms, but would be entitled to receive all accrued but unpaid compensation and expense reimbursement in cash within 30 days of any termination date.

     Effective January 1, 2001, the Company and the Advisor entered into an agreement for the early termination of the Advisory Agreement. Under the terms of the termination agreement;

          (i) in consideration for a payment of $600,000, payable by March 31, 2001, the Advisor waived the 180 day notice that was otherwise required to terminate the Advisory Agreement and agreed to provide services to the Company to facilitate the transition from an externally advised real estate investment trust to an internally managed real estate investment trust;

          (ii) for $351,944, the Company acquired the leasehold improvements, furniture, fixtures and equipment used by the Advisor in connection with its services to the Company; and

         (iii) the Company is required to make available certain of its employees to provide advisory services to LaSalle Investment Management, Inc. for two hotels in which the Company does not have an interest in return for certain compensation to the Company.

Conflicts Policy

     The Company has adopted a policy that, without the approval of a majority of the Independent Trustees, it will not (i) acquire from or sell to any trustee, officer or employee of the Company, or any entity in which a trustee, officer or employee of the Company beneficially owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons.

     Pursuant to Maryland law, each trustee is subject to restrictions on misappropriation of corporate opportunities to himself or his affiliates learned of solely as a result of his service as a member of the Board of Trustees of the Company. In addition, under Maryland law, a transaction effected by the Company or any entity controlled by the Company in which a trustee or certain related persons and entities of the trustees has a conflicting interest, as defined thereunder, of such financial significance that it would reasonably be expected to exert an influence on the trustee's judgment may not be enjoined, set aside or give rise to damages on the grounds of such interest if (a) the transaction is approved, after disclosure of the interest, by the affirmative vote of a majority of the disinterested trustees, or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (b) the transaction is established to have been fair to the Company.

                                 OTHER MATTERS

Solicitation of Proxies

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the trustees, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Shareholder Proposals

     Shareholder proposals intended to be presented at the 2002 Annual Meeting of shareholders must be received by the Secretary of the Company no later than December 5, 2001 in order to be considered for inclusion in the Company's proxy statement relating to the 2002 meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8").

     For a proposal of a shareholder to be presented to the Company's 2002 Annual Meeting of shareholders, other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after February 15, 2002 and on or before March 17, 2002, unless the 2002 Annual Meeting of shareholders is scheduled to take place before April 16, 2002 or after July 15, 2002, in which case notice must be delivered not earlier than the close of business on the 90th day prior to the 2001 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2002 annual meeting or the tenth day following the day on which public announcement of the date of the 2002 Annual Meeting is first made public by the Company. The Company's Bylaws provide that any shareholder wishing to nominate a trustee or have a shareholder proposal other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of shareholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to shareholders. Any such proposal should be mailed to: LaSalle Hotel Properties, 4800 Montgomery Lane, Suite M25, Bethesda, Maryland 20814, Attn: Hans S. Weger, Secretary.

Other Matters

     The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                              By Order of the Board of Trustees

                              Hans S. Weger
                              Secretary

Bethesda, Maryland
March 31, 2001

                                                                       EXHIBIT A

                            Audit Committee Charter


The Audit Committee is a committee of the Board of Trustees. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Trustees have established, and the audit process.

The membership of the Committee shall consist of at least four independent Trustees who shall serve at the pleasure of the Board of Trustees. Committee Members and the Committee Chairman shall be designated by the Board of Trustees.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The Committee shall meet at least four times per year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. To the extent they determine appropriate, the Committee Members may communicate outside such meetings with one another and with members of management, the director of internal auditing and the independent auditors.

In addition to those set forth in this Charter, the Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Trustees.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent auditors, and the Board of Trustees.

2.   Review and update this Charter annually.

3. Recommend to the Board of Trustees the accounting firm to serve as independent auditors, and review and approve the discharge of the independent auditors.

4. Review and confirm the independence of the independent auditors, including a review of management consulting and other services provided by that firm.

5. Inquire of management, the director of internal auditing, and the independent auditors about significant risks or exposures with respect to financial reporting and assess the steps management has taken to deal with them.

6. Consider with management and the independent auditors the rationale for employing audit firms other than the principal independent auditors.

7. Review with the director of internal auditing and the independent auditors the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

8. Consider and review with the independent auditors and the director of internal auditing:

          a. The adequacy of the Company's internal controls, including, without limitation, computerized information system controls and security.

          b. Any related significant findings and recommendations of the independent and internal auditors together with management's responses thereto.

9. Prior to the annual audit of financial statements for the fiscal year, review with the independent auditors the audit plan.

10. Review with management and the independent auditors at the completion of the annual audit of the financial statements for the fiscal year:

          a.   The Company's annual financial statements and related footnotes.

          b. The independent auditors' audit of the financial statements and their report thereon.

          c. Any significant changes required in the audit plan during the course of the audit.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

11. Consider and review with management and the director of internal auditing:

          a. The Plan for internal audits and changes made to the audit plan, including, without limitation, to the planned scope of the audit.

          b. Significant findings during the year and management's responses thereto.

          c. Any difficulties encountered in the course of internal audits, including any restrictions on the scope of their work or access to required information.

          d.   The internal auditing department budget and staffing.

          e. The internal auditors' compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing (Standards).

12. Review with management, the independent auditors, and the director of internal auditing the Company's filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

13. Review with management, and the independent auditors the interim financial report before it is filed with the SEC.

14. Review policies and procedures with respect to executive officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal or independent auditors.

15. Review legal and regulatory matters that may have a material impact on the financial statements, and compliance policies in this regard.

16. Meet with the director of internal auditing, the independent auditors, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

17. Report Committee actions to the Board of Trustees with such recommendations as the Committee may deem appropriate.

                           LASALLE HOTEL PROPERTIES

      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints Jon E. Bortz, Michael D. Barnello and Hans S. Weger and any of them, as Proxies of the undersigned, with full power of substitution, to vote all common shares of beneficial interest, $.01 par value per share of LaSalle Hotel Properties (the "Company") held of record by the undersigned as of the close of business on March 14, 2001, on behalf of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hyatt Hotel, One Bethesda Metro Center, Bethesda, Maryland, 8:00 a.m., local time, on Wednesday, May 16, 2001, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the nominees of the Board of Trustees listed in Proposal 1 and FOR Proposal 2 and For Proposal 3. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees' recommendations need only sign and date this proxy and return it in the enclosed envelope.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                           LASALLE HOTEL PROPERTIES
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

[                                                                              ]

                                      For All   Withhold     For All (Except Nominee(s) written below)
                                                   All
                                        [_]        [_]         [_]
1.  To elect three Class III
    trustees of the Company to serve
    until the 2003 Annual Meeting of
    Shareholders and until their
    successors are duly elected and
    qualified.

     Nominee:  01- George F. Little, II                             3.  To approve the Company's             [_]    [_]      [_]
               02- Donald S. Perkins                                    Amended 1998 Stock Option
               03- Stuart L. Scott                                      and Incentive Plan, as
                                                                        amended

-----------------------------------
  (INSTRUCTION: To withhold authority
   to vote for any individual nominee
   write the nominee's name on the
   line above.)

2.  To ratify the selection of             For  Against  Abstain
     KPMG LLP as the independent           [_]    [_]      [_]
     auditors of the Company
     for the fiscal year ending                                                                For     Against      Abstain
     December 31, 2001.                                                                        [_]         [_]          [_]

                                                                    4. To consider and act upon any
                                                                       other matters that may properly
                                                                       be brought before the Annual
                                                                       Meeting and at any adjournments
                                                                       or postponements thereof.




                                                                                      The undersigned hereby acknowledge(s)
                                                                                      receipt of a copy of the accompanying
                                                                                      Notice of Annual Meeting of Shareholders,
                                                                                      the Proxy Statement with respect thereto
                                                                                      and the Company's Annual Report of Form 10-K
                                                                                      for the year ended December 31, 2000 and
                                                                                      hereby revoke(s) any proxy or proxies
                                                                                      heretofore given. This proxy may be revoked
                                                                                      at any time before it is exercised.

                                                                                      Dated:                            , 2000
                                                                                      ----------------------------------------
                                                                 Signature(s)

                                                                 ------------------------------------------------------------------

                                                                 ------------------------------------------------------------------
                                                                 Note:  Please sign exactly as name appears hereon.  Joint
                                                                 owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------
                          -   FOLD AND DETACH HERE  -

                            YOUR VOTE IS IMPORTANT!

             PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.